UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934

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PACIFICHEALTH LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFICHEALTH LABORATORIES, INC.

100 Matawan Road, Suite 420
Matawan, NJ 07747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 6, 2007

TO THE STOCKHOLDERS OF PACIFICHEALTH LABORATORIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PACIFICHEALTH LABORATORIES, INC. will be held at the Marriott Courtyard, 245 Half Mile Road, Red Bank, NJ, 07701 on June 6, 2007 at 9:00 a.m., local time, for the following purposes:

1.	To elect six (6) directors;

2.	To ratify the appointment of Weiser LLP as our independent auditors for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has established the close of business on May 4, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.

You are urged to review carefully the accompanying proxy statement and to complete, sign, date and return the enclosed proxy card as promptly as possible whether or not you plan to attend the meeting. You may revoke your proxy at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

                    By order of the Board of Directors,

                    /s/ Stephen P. Kuchen
                    Stephen P. Kuchen, Secretary
May 7, 2007

PACIFICHEALTH LABORATORIES, INC.

100 Matawan Road, Suite 420
Matawan, NJ 07747
(732) 739-2900

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

 June 6, 2007

The enclosed Proxy is solicited on behalf of the Board of Directors of PACIFICHEALTH LABORATORIES, INC. (the “Company”) for use at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, at the Marriott Courtyard, 245 Half Mile Road, Red Bank, NJ, 07701 on June 6, 2007 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This meeting and any adjournments or postponements are referred to in the Proxy Statement as the “Annual Meeting.” This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about May 8, 2007.

Proxies properly executed and timely returned will be voted at the Annual Meeting in accordance with the directions on the Proxy. If no direction is indicated on the Proxy, the shares will be voted FOR (1) the election of the nominees named as our directors, and (2) the ratification of the appointment of Weiser LLP as our independent auditors for the fiscal year ending December 31, 2007, and on other matters presented for a vote, if any, in accordance with the judgment of the persons acting as proxy. The persons named as proxies were selected by the Board of Directors and are presently our executive officers.

Voting Securities and Votes Required

The holders of shares of our common stock, par value $0.0025 per share (the “Common Stock”) (collectively, the "Shares") of record at the close of business on May 4, 2007 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 13,303,836 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to cast one vote on (1) the election of up six nominees for the Board of Directors, (2) the ratification of the appointment of Weiser LLP as our independent auditors for the year ending December 31, 2007, and on each other matter that may be properly brought before the meeting.

The presence, in person or by proxy, of the holders of a majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Votes cast in person or by proxy at the Annual Meeting will be tabulated by a representative of StockTrans, Inc., who will serve as inspector of elections. The six (6) nominees for the Board of Directors receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Abstentions and broker non-votes are not considered in the election of directors. Approval of the ratification of appointment of independent auditors requires the affirmative vote of the majority of the shares present at the meeting in person or by proxy. On any matters other than the election of directors, abstentions will be counted as negative votes, and broker non-votes will not be counted.

Stockholders whose shares are held in “street name” by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in “street name” by a broker, and who wish to vote in person at the Annual Meeting, must first obtain a legal proxy from their broker.

Stockholders do not have cumulative voting rights.

Revocability of Proxy

Execution of the enclosed Proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with our Secretary or by filing a duly executed Proxy bearing a later date.

Persons Making the Solicitation

The solicitation of Proxies is being made by the Company. The cost of such solicitation, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone, but such persons will not be separately compensated for these services.

Security Ownership of Certain Beneficial Owners and Management

As of May 4, 2007, we had 13,303,836 shares of Common Stock outstanding. The following table sets forth information concerning the ownership of our Common Stock as of such date by each person known to us to be the beneficial owner of more than five percent of our Common Stock, by each of our directors and executive officers, and by our directors and executive officers, as a group.

	Common Stock (2)	Common Stock (2)
Name and Address (1)	Amount Beneficially Owned	Percentage of Class

5% Beneficial Owners
Matthew Smith (3)	1,081,644	7.9%
241 Central Park West
New York, NY 10024

Diker Management, LLC (4)	908,859	6.8%
745 Fifth Ave., Suite 1409
New York, NY 10151

Officers and Directors
Robert Portman (5)	3,211,051	22.4%
Chairman of the Board, President,
Chief Executive Officer and
Chief Scientific Officer

Stephen P. Kuchen (6)	169,378	1.3%
Chief Financial Officer,
Chief Operating Officer,
Treasurer, Secretary
and a Director

David I. Portman (7)	518,928	3.9%
Director

Michael Cahr (8)	242,500	1.8%
Director

Adam Mizel (9)	371,280	2.8%
Director

Marc Particelli	54,054	*
Director

Executive Officers and	4,567,191	31.2%
Directors, as a group (6 persons)

* Less than one percent

(1)	Except as otherwise indicated, the address of each person named in the above table is c/o PacificHealth Laboratories, Inc., 100 Matawan Road, Suite 420, Matawan, NJ 07747-3913.

(2)
Common Stock which is issuable upon the exercise of a stock option which is presently exercisable or which becomes exercisable within sixty days is considered outstanding for the purpose of computing the percentage ownership (x) of persons holding such options, and (y) of officers and directors as a group with respect to all options held by officers and directors.

(3)
Includes 318,048 shares issuable upon the exercise of warrants granted pursuant to a 2003 Private Placement and 127,500 shares issuable upon the exercise of warrants granted pursuant to consulting services pursuant to a 2003 Private Placement.

(4)
As reported in a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 12, 2007, Diker GP, LLC, a Delaware limited liability company (“Diker GP”), is the general partner of the Diker Value Tech Fund, LP, Diker Value Tech QP Fund, LP, Diker Micro-Value Fund, LP, the Diker Micro-Value QP Fund, LP, Diker Micro & Small Cap Fund LP, and Diker M&S Cap Master Ltd, each of which is a Delaware limited partnership (collectively, the “Diker Funds”). As the sole general partner of the Diker Funds, Diker GP, has the power to vote and dispose of the shares of our common stock owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. Pursuant to investment advisory agreements, Diker Management, LLC, a Delaware limited liability company (“Diker Management”), serves as the investment manager of the Diker Funds. Accordingly, Diker Management may be deemed the beneficial owner of shares held by the Diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations. Therefore, Charles M. Diker and Mark N. Diker may be beneficial owners of shares beneficially owned by Diker GP and Diker Management. Diker GP, Diker Management, Charles M. Diker and Mark N. Diker disclaim all beneficial ownership as affiliates of a Registered Investment Adviser, and in any case disclaim beneficial ownership except to the extent of their pecuniary interest in the shares.

(5)
Includes 550,000 shares issuable upon the exercise of options granted under our 2000 Incentive Stock Option Plan (“2000 Plan”); 300,000 shares issuable upon the exercise of options granted under Dr. Portman 2004 Employment Contract Amendment not under any Incentive Stock plan (“NON-ISO”); and 160,428 shares issuable upon the exercise of warrants issued pursuant to a 2003 Private Placement. Does not include 200,000 shares of Common Stock owned by Jennifer Portman, Dr. Portman’s wife, individually and as Trustee for his and her minor children, as to which Dr. Portman disclaims beneficial ownership.

(6)
Includes 53,334 shares issuable upon the exercise of options granted under our 1995 Incentive Stock Plan (the “1995 Plan”); 90,000 shares issuable upon the exercise of options granted not covered under any Plan (“NON-ISO”) and 5,348 shares issuable upon the exercise of warrants issued pursuant to a 2003 Private Placement.

(7)
Includes 45,000 shares issuable upon the exercise of options granted under our 1995 Plan; 15,000 shares issuable upon the exercise of options granted under our 2000 Plan; and 53,476 shares issuable upon the exercise of warrants granted pursuant to a 2003 Private Placement.

(8)	Includes 40,000 shares issuable upon the exercise of options granted under our 1995 Plan.

(9)
Includes 371,280 shares that are owned by Aquifer Opportunity Fund, L.P., of which Mr. Mizel is the Managing Principal of the General Partner. Mr. Mizel disclaims beneficial ownership of the shares owned by Aquifer Opportunity Fund, L.P., except to the extent of his pecuniary interest therein.

Change of Control

There are no arrangements known to us the operation of which may result in a change in control of the Company.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting. The persons named as Proxies for this Annual Meeting intend to vote in favor of the election of the following nominees as our directors. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the Proxy. All directors will be elected to hold office until the next annual meeting of stockholders in 2008 and until their successors are duly elected and qualified. All of the nominees are presently serving as our directors. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected. At this time, the Board of Directors knows of no reason why any nominee may be unavailable to serve.

The nominees of the Board of Directors are as follows:

DR. ROBERT PORTMAN, age 62, has served as our President and Chief Executive Officer since June 2005 and our Chairman of the Board of Directors and Chief Scientific Officer since September 2004. From our inception to September 2004, Dr. Portman served as our President, Chief Executive Officer, and Chairman of the Board of Directors. Dr. Portman has a Ph.D. in Biochemistry and worked as a senior scientist at Schering Laboratories before co-founding M.E.D. Communications in 1974. In 1987, Dr. Portman started a consumer agency and, in 1993, he merged both agencies to form C&M Advertising with billings in excess of $100 million. Dr. Portman is coauthor of two books, Nutrient Timing and The Performance Zone. He has authored hundreds of articles on the role of nutrition in improving sports performance. He is a frequent guest on TV and radio and has been a keynote speaker at national coaches meetings on how nutritional intervention during and after exercise can improve athletic performance and speed muscle recovery. As Chief Scientific Officer of PacificHealth Laboratories, he holds 12 patents for nutritional inventions to improve sports performance as well as to control appetite and help in the management of Type II diabetes.

STEPHEN P. KUCHEN, age 46, has served as our Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary and a Director, since September 2004. Prior to that, Mr. Kuchen served as our Vice President - Finance, Chief Financial Officer, Treasurer, Assistant Secretary and a Director, since June 2000. Mr. Kuchen initially joined us in February of 2000 as Controller. Prior to joining us, Mr. Kuchen was employed from 1996 to 1999 as the Controller of Able Laboratories, a public company located in South Plainfield, New Jersey that manufactures and sells generic pharmaceuticals. Prior to his employment by Able Laboratories, Mr. Kuchen was the Controller of Jerhel Plastics, a privately owned manufacturer of women's compact cases from 1993 to 1996. Mr. Kuchen is a graduate of Seton Hall University in South Orange, NJ, and is a Certified Management Accountant.

DAVID I. PORTMAN, age 66, has served as a Director from our inception. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. Currently, Mr. Portman is President of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey.

MICHAEL CAHR, age 67, was appointed to the Board of Directors in April 2002. Since September 2004, Mr. Cahr has been a General Partner at Focus Equity Partners, a private equity investment and management firm that acquires middle market companies and assists them in reaching their performance potential. Prior to Focus, he was President of Saxony Consultants, a company that provides financial and marketing expertise to organizations in the United States and abroad. From February 2000 to March 2002, Mr. Cahr served as President and Chief Executive Officer of Ikadega, Inc., a Northbrook, Illinois server technology company developing products and services for the healthcare, data storage and hospitality fields. Mr. Cahr was Chairman of Allscripts, Inc., the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical information from September 1997 through March 1999 and President, CEO and Chairman from June 1994 to September 1997. Prior to Allscripts, Mr. Cahr was Venture Group Manager for Allstate Venture Capital where he oversaw investments in technology, healthcare services, biotech and medical services from October 1987 to June 1994. Mr. Cahr serves as a director of Lifecell Corporation, a Branchburg, NJ-based, publicly-traded tissue engineering company where he has been a board member since 1991.

ADAM MIZEL, age 37, was appointed to the Board of Directors in February 2007. Since September 2005, Mr. Mizel has been the Managing Principal of the General Partner of the Aquifer Opportunity Fund, L.P., an investment fund that takes a private equity approach to investing in small capitalization public companies. Mr. Mizel previously was Managing Director and Chief Operating Officer of Azimuth Trust, LLC, an alternative asset management firm from 2001 until 2005. Earlier, Mr. Mizel was a partner at Capital Z Partners, L.P., a private equity and alternative investment firm, and Managing Director at Zurich Centre Investments, Inc., the North American private equity unit of Zurich Financial Services Group. Mr. Mizel began his investment career at Morgan Stanley Capital Partners in 1991.

MARC PARTICELLI, age 61, was appointed to the Board of Directors in February 2007. Since July 2006, Mr. Particelli has been Chairman of the Board of Coactive Marketing Group (NASDAQ: CMKG), an integrated marketing communications agency. Mr Particelli served as interim President and Chief Executive Officer of Coactive from July 2006 through October 2006. From August 2005 until March 2006, Mr. Particelli was the Chief Executive Officer of TSM Corporation, a telecommunications company serving the Hispanic market. Mr. Particelli was Chairman of the Board, President and Chief Executive Officer of Modem Media, an interactive marketing services firm, from January 1991 until its acquisition by Digitas Inc. in October 2004. Earlier, Mr. Particelli was a partner at Oak Hill Capital Management, a private equity investment firm, and managing director at Odyssey Partners L.P., a hedge fund. Prior to entering the private equity business, Mr. Particelli spent 20 years with Booz Allen where he helped create the Marketing Industries Practice and led its expansion across Europe, Asia and South America. Mr. Particelli also currently serves as a director of, and investor in, several private companies and as an advisor to several private equity firms.

Family Relationships

Robert Portman and David Portman are brothers. There are no other family relationships among our directors, executive officers or persons nominated or chosen to become our directors or executive officers.

Resignations

Two former directors resigned during fiscal year 2006: Gary Jamison, who resigned on September 12, 2006 due to a change in his area of responsibility within Hormel Foods Corporation; and Robert Rowbal, who resigned on December 7, 2006. Both had been elected to our Board at the suggestion of Hormel Health Labs, LLC, an affiliate of Hormel Foods Corporation. Previously, Hormel Health Labs had the right by agreement to designate an individual to be nominated to our Board. This right lapsed, however, when Hormel Health Labs converted its shares of our Series A Preferred Stock into shares of our Common Stock. See the discussion below under “Transactions With Related Persons” for more information regarding the termination Hormel’s Investors’ Rights Agreement.

The Board of Directors unanimously recommends that stockholders vote FOR the election of the slate of nominees set forth in this Proposal. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards. The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors.

CORPORATE GOVERNANCE

Director Independence

During 2006, the following members of our Board of Directors were independent under the relevant Marketplace Rules of The NASDAQ Stock Market LLC: Michael Cahr, Gary Jamison and Robert R. Rowbal. During 2006, Mr. Cahr served on the Audit Committee, the Compensation Committee and the Nominating Committee. During 2006 until his resignation from the Board of Directors, Mr. Jamison served on the Audit Committee and the Nominating Committee. Messrs. Cahr and Jamison satisfied the criteria set forth under the Marketplace Rules of The NASDAQ Stock Market LLC relating to the independence standards for members of the Audit Committee. Messrs. Cahr and Jamison also satisfied a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. Under applicable NASDAQ rules, members of the Compensation and Nominating Committees must be independent.

Of the nominees standing for election at the Annual Meeting, our Board of Directors has determined that Messrs. Cahr, Mizel and Particelli satisfy the independence requirements of NASDAQ. The current members of the Audit Committee, Messrs. Cahr and Mizel, satisfy both the separate independence requirements of NASDAQ and the SEC for members of the Audit Committee. Messrs. Cahr, Mizel and Particelli currently serve on the Compensation Committee. Mr. Cahr is currently the only member of the Nominating Committee.

The Board of Directors did not consider any transaction, relationship or arrangement not otherwise disclosed below under the heading “Transactions With Related Persons” in determining the independence of Messrs. Cahr, Jamison, Rowbal, Mizel or Particelli.

Meetings and Committees of the Board of Directors

Our business affairs are managed under the direction of the Board of Directors. During 2006, the Board of Directors met via telephonic conference call three times, met four times in person, and met once via unanimous consent. In 2006, no incumbent Director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director. The Board of Directors has established three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

Director Attendance at Company Annual Meetings

We currently expect all of our directors to be in attendance at the Annual Meeting. It has been customary for our directors to attend our annual meetings of stockholders. All of the directors then in office attended the 2006 Annual Meeting of Stockholders.

Compensation Committee

Our Board of Directors has established a separately designated standing Compensation Committee. The Compensation Committee, which was formed in June 2002, took action by unanimous consent one time during the fiscal year ended December 31, 2006. The Compensation Committee was formed to set policies for compensation of our Chief Executive Officer and the other executive officers. The Compensation Committee does not delegate its authority regarding compensation, but does periodically seek input from Robert Portman in his capacity as our President and Chief Executive Officer regarding the amount of executive compensation for members of our senior management. Mr. Portman plays no role in determining or recommending the amount or form of compensation for the President and Chief Executive Officer position or our directors. To date, the Compensation Committee has not sought the advice of compensation consultants as to the amount or form of management compensation. The Compensation Committee does not have a written charter.

The Compensation Committee has broad authority to review management’s performance, assess market competition and set guidelines for compensation of our directors and executive officers. Under the direction of the Compensation Committee, our compensation policies are designed to align the interests of our executives with those of stockholders. The goal of the policies is to improve profitability and long-term stockholder value by rewarding executives based on criteria set for corporate and individual performance. The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel.

The Compensation Committee uses a combination of salary, cash incentive compensation and equity-based incentive compensation as its total compensation package. The achievement of annual corporate and individual performance goals is a significant factor is assembling a total compensation package for our Chief Executive Officer and other members of senior management. In addition, the Compensation Committee periodically compares our executive compensation levels with those of companies with which we believe that we compete for attraction and retention of senior caliber personnel

In December of each year, the Compensation Committee reviews the performance of the company, our Chief Executive Officer and our other executive officers for the fiscal year. The Compensation Committee also reviews at that time the corporate and individual goals for the next fiscal year. Upon completion of this review, the Compensation Committee either determines or recommends to the Board of Directors the compensation of all executive officers.

During fiscal 2006, the Compensation Committee was composed of Mr. Cahr, Mr. Jamison through his resignation on September 12, 2006, and Mr. Rowbal until his resignation on December 7, 2006. Currently, Messrs. Cahr, Mizel and Particelli are the members of the Compensation Committee.

Audit Committee

The Board of Directors has established a separately designated standing Audit Committee. The Audit Committee met four times during fiscal year ended December 31, 2006. The Audit Committee performs the role described in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and reviews and discusses with our management and our independent auditors the audited and unaudited financial statements contained in our Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB, respectively. Although our management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures, the Audit Committee reviews and discusses the reporting process with management on a regular basis. The Audit Committee also discusses with the independent auditors their judgments as to the quality of our accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements, as well as such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee amended its written charter on March 16, 2004. The Audit Committee Charter is available on our website - www.pacifichealthlabs.com.

During fiscal 2006, the Audit Committee was composed of Mr. Cahr, (who was the chairman of the Audit Committee), Gary Jamison through his resignation on September 12, 2006, and Mr. Rowbal until his resignation on December 7, 2006; each of whom meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act and under the relevant Marketplace Rules of The NASDAQ Stock Market LLC. Currently, Messrs. Cahr, and Mizel are the members of the Audit Committee, both of whom meet such independence criteria.

Audit Committee Report

To the Board of Directors of
PacificHealth Laboratories, Inc.:

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2006 with management. The Audit Committee has discussed with Weiser LLP, the Company’s independent auditors for 2006, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Weiser LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Weiser LLP that firm’s independence. The Audit Committee has also discussed with our management and with the auditing firm such other matters and received such assurances from them, as we deemed appropriate.

Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for fiscal 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Michael Cahr, Chairman
Adam Mizel

The foregoing report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our future filings with the SEC, except as may be explicitly specified by us in any future filing.

Nominating Committee and Nomination of Directors

Our Nominating Committee was formed on March 16, 2004. The Nominating Committee did not meet during the year ended December 31, 2006. In early 2007, all of the members of the Board of Directors then in office considered the nominations of Messrs. Mizel and Particelli to the Board of Directors and followed the processes and guidelines set forth below in the course of such considerations.

The Nominating Committee is responsible for identifying and recommending qualified candidates to serve on our Board of Directors, considering nominees for director recommended by stockholders and other Board members, and recommending selection and qualification criteria for directors. Michael Cahr is currently the only member of the Nominating Committee and is independent under relevant Marketplace Rules of The NASDAQ Stock Market LLC. Prior to formation of the Nominating Committee, nominations for the election of directors at annual meetings had generally been handled by the full Board of Directors.

The Nominating Committee does not have a charter. Generally, the members of the Board of Directors and the Nominating Committee believe nominees for director should possess the highest personal and professional ethics, integrity and values and must be committed to representing the long-term interests of the stockholders. The Nominating Committee seeks candidates having experience in business, management, marketing, finance, regulatory matters, the sports nutrition and nutritional and dietary supplement industries, the pharmaceutical industry and in other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

The Nominating Committee considers candidates that are put forward by stockholders. The proposed candidate’s name, and the information described below, should be sent to Stephen Kuchen, Chief Financial Officer and Secretary, at our principal executive offices located at 100 Matawan Road, Suite 420, Matawan, New Jersey, 07747-3913. Mr. Kuchen will then submit such information to the Nominating Committee for review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates developed internally. Other than candidates submitted by our directors and executive officers, we have not, in the past five years, received a proposed candidate for nomination from any large, long-term shareholder.

Under our bylaws, notice of a proposed candidate must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice must be received by us not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or made public. The stockholder's notice must state:

•	the name, age, business address and residence address of the candidate;
•	the principal occupation or employment of the candidate;
•	the class and number of our shares which are beneficially owned by the candidate;
•
any other information relating to the candidate that is required to be disclosed under the SEC’s proxy rules (including without limitation such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected);

•	the name and address, as they appear on our books, of the stockholder making the proposal; and
•	the class and number of our shares which are beneficially owned by the stockholder making the proposal.

Although we are not currently required to have a majority of independent directors on our Board of Directors, we continue to search for additional, highly qualified, individuals who would be deemed independent, to appoint to our Board of Directors.

       As a small company, we have generally used an informal process to identify and evaluate director candidates. Although we believe that identifying and nominating highly skilled and experienced director candidates is critical to our future, we have not engaged, nor do we believe that it is necessary at this time to engage, any third party to assist us in identifying director candidates. We have encouraged both independent directors and management-directors to identify nominees for the Board of Directors. We believe that as a result, we are presented with a more diverse and experienced group of candidates for discussion and consideration.

Stockholder Communications with the Board of Directors

To date, we have not implemented a policy or procedure by which our stockholders can communicate directly with our directors. We are currently reviewing alternative policies and procedures for such communication and intend to have a policy in place before the end of fiscal year 2007. It has been management’s policy, however, to forward to the directors any communication received by us that is addressed to the directors.

Corporate Governance Documents

Our Audit Committee Charter and Code of Ethics have been posted on our Internet website - www.pacifichealthlabs.com.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers as of the date of this Proxy Statement are as follows:

Name	Position with the Company
Robert Portman, Ph.D.	Chairman of the Board of Directors, Chief Executive Officer and President
Stephen P. Kuchen	Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer

Information concerning Dr. Portman and Mr. Kuchen is included above in the biographical summaries of the nominees for director.

Summary Compensation of Executive Officers

The table below sets forth information concerning compensation paid to Dr. Robert Portman and Stephen Kuchen in 2006. None of our executive officers other than Dr. Portman and Mr. Kuchen received compensation of $100,000 or more in fiscal 2006. As set forth below, our compensation program for our executive officers consists of base salary and discretionary option awards.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compensa-tion Earnings ($)	All Other Compensa-tion ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert Portman, Chairman of the Board, Chief Executive Officer, President and Chief Scientific Officer	2006	$275,000(1)	—	—	$103,282(2)	—	—	$0(3)	$378,282
Stephen P. Kuchen, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary and Director	2006	$137,500(4)	$2,000	—	$32,451(2)	—	—	—	$171,951

(1) Under the terms of his employment agreement in effect during 2006, Dr. Portman received an annual base salary of $225,000 and received a payment of the accrued amount $50,000 following the February 22, 2006 closing of our sale to Mott’s LLP of patents, trademarks, web sites and other intellectual property related to our ACCELERADE and ENDUROX sports nutrition product lines. Effective as of January 1, 2007, Dr. Portman’s annual base salary was increased to $295,000.

(2) The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards of stock options and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note A[10] to our audited financial statements for the fiscal year ended December 31, 2006 included in the enclosed Annual Report and in Note B[10] to our audited financial statements for the year ended December 31, 2005 included in our Annual Report on Form 10-KSB filed with the SEC on March 31, 2006.

(3) Perquisites and other personal benefits received by Dr. Portman in the aggregate were less than $10,000.

(4) Effective as of January 1, 2007, Mr. Kuchen’s base salary was increased to $150,000.

Employment Agreements

The annual base salary reflected in the Summary Compensation Table for Dr. Portman is fixed in his employment agreement, which is described below. We do not have a written or unwritten employment agreement with Mr. Kuchen. His annual base salary is determined by our Compensation Committee and is adjusted periodically.

During 2006, we employed Dr. Portman under an extension of his employment agreement. This agreement provided that Dr. Portman was entitled to receive salary compensation of $275,000 per year, but that he would receive $225,000 as an annual base salary until our financial condition significantly improved. When our financial condition improved, he would receive the accrued difference of $50,000. Following the closing of our sale of intellectual property assets to Mott’s in February 2006, Dr. Portman received $50,000 pursuant to this provision of the extension employment agreement. In addition, the extension employment agreement provided that Dr. Portman was entitled to an annual bonus not to exceed 100% of his base salary. Dr. Portman’s eligibility for, and the amount of, this bonus, was to be based upon attainment of milestones by the company and/or Dr. Portman. No milestones for this bonus were established during 2006, and no bonus was paid in 2006.

Under the extension employment agreement, Dr. Portman received options to purchase up to 450,000 shares of our common stock pursuant to our 2000 Stock Option Plan. The exercise price of the options was set at $0.65 per share, which was the prevailing market price of our common stock at September 1, 2004. One-third of the options vested on September 1, 2004, one-third on September 1, 2005, and the remaining one-third on September 1, 2006.

Under the extension employment agreement, Dr. Portman also was entitled to payments upon his termination or upon a change-in-control of the company as described below under the heading “Post-Termination or Change-In-Control Payments.” The term of the extension employment agreement terminated on December 31, 2006.

On December 13, 2006, our Compensation Committee recommended, and our full Board of Directors approved, the terms of a new employment agreement with Dr. Portman, effective January 1, 2007. Under the new employment agreement, Dr. Portman will receive a salary of $295,000 per year, as well as a car allowance in the amount of $975 per month. In addition, Dr. Portman will be entitled to an annual bonus not to exceed 100% of his base salary. Dr. Portman’s eligibility for, and the amount of, this bonus will be based upon attainment of milestones by the company and/or Dr. Portman. The milestones will be agreed upon by Dr. Portman and our Compensation Committee. No milestones have been determined at this time. The term of Dr. Portman’s employment agreement will terminate on December 31, 2008, unless terminated earlier by either Dr. Portman or the company. Dr. Portman has the right to terminate the employment agreement without cause on thirty days’ prior written notice, or with cause. The company also has the right to terminate Dr. Portman’s employment agreement with or without cause. In addition, if Dr. Portman’s employment is terminated by us without cause, or by Dr. Portman for cause, any stock options granted to Dr. Portman, to the extent not already vested, will vest. Under the new employment agreement, Dr. Portman also will be entitled to payments upon his termination or upon a change-in-control of the company as described below under the heading “Post-Termination or Change-In-Control Payments.”

Equity Awards in 2006

During 2006, our Compensation Committee recommended, and our full Board of Directors approved, stock option awards to our executive officers as follows:

Executive Officer	Number of Shares of Common Stock Underlying Options	Exercise Price	Grant Date
Dr. Robert Portman	300,000	$0.60	February 13, 2006
	275,000	$1.13	December 13, 2006
Stephen Kuchen	100,000	$0.60	February 13, 2006
	50,000	$1.13	December 13, 2006

Each of the options listed above vests over a three-year period in equal, annual installments beginning on the first anniversary of the date of grant. The exercise price per share of the options is equal to the closing price, on the date of the grant, of our common stock on the Over-the-Counter Bulletin Board.

The stock option awards granted to Dr. Portman in 2006 were not issued under any of our stock option plan, but the terms and conditions of Dr. Portman’s awards are similar to those of our 2000 Incentive Stock Option Plan. The 2006 stock option awards to Stephen Kuchen were granted under our 1995 Incentive Stock Option Plan. The material terms of the 1995 Incentive Stock Plan and the 2000 Incentive Stock Option Plan are described in Note H to our audited financial statements for the fiscal year ended December 31, 2006 included in the enclosed Annual Report.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year end, December 31, 2006.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Robert Portman, Chairman of the Board, Chief Executive Officer, President and Chief Scientific Officer	— — 450,000(3 300,000(4	) )	275,000(1) 300,000(2) — —	— — — —	$ $ $ $	1.13 0.60 0.65 2.79	12/12/2011 02/13/2011 08/21/2009 12/31/2007	—	—	—	—

Stephen P. Kuchen, Chief Financial Officer, Chief Operating Officer, Treasure, Secretary and Director	— — 90,000(5 20,000(6	) )	50,000(1) 100,000(2) 30,000(5) —	— — — —	$ $ $ $	1.13 0.60 0.70 1.92	12/12/2011 02/13/2011 10/01/2009 03/06/2008	—	—	—	—

(1)	These options vest in three equal annual installments beginning on December 13, 2007.

(2)	These options vest in three equal annual installments beginning on February 13, 2007.

(3)	These options vested in three equal annual installments beginning on September 1, 2004.

(4)	These options vested in three equal annual installments beginning on January 1, 2003.

(5)	These options began to vest in four equal annual installments on October 1, 2004. The last 30,000 shares will vest on October 1, 2007.

(6)	These options vested in two equal annual installments beginning on March 6, 2004.

Post-Termination or Change-In-Control Payments

Under his employment agreement with us, Dr. Portman has the right to receive payments upon his termination in certain circumstances and in the event of a change-in-control of the company. The terms relating to post-termination and change-in-control payments in Dr. Portman’s new employment agreement that became effective January 1, 2007 are identical to those in the extension employment agreement that was effective during 2006.

If Dr. Portman's employment is terminated for any reason whatsoever (except by us with cause), Dr. Portman will be entitled to receive a lump sum payment of an amount equal to the base salary which would have been paid during the period beginning on the date of termination of employment and ending on the earlier of (1) the scheduled termination date, or (2) the first anniversary date of the termination date. Upon Dr. Portman's termination for any reason, including his voluntary termination, Dr. Portman will not be bound by any non-competition agreement unless we continue to pay his salary, in which case he will be subject to a one-year non-competition agreement. In addition, if Dr. Portman’s employment is terminated by us without cause or by Dr. Portman for cause, any stock options granted to Dr. Portman, to the extent not already vested, will vest.

       In the event of a change-in-control of the company, Dr. Portman will be entitled to be paid, as additional compensation, a lump sum equal to his annual base salary in effect immediately prior to the change-in-control, payable at closing or completion of the change-in-control, or otherwise as required under Section 409A of the Internal Revenue Code. At the same time, all of his unvested options will vest. A change-in-control means:

•
the acquisition of beneficial ownership, by any stockholder or group of stockholders, not including stockholders who are our officers or directors on the date of the employment agreement or any affiliate of such officer or director, of shares of our capital stock entitled to cast at least 50% of all votes which may be cast in the election of our directors, or

•	any sale of the company, including

•	any merger or consolidation involving the company if the stockholders of the company prior to the merger hold less than 50% of the shares of the combined entity after the merger, or

•	the transfer or sale of all or substantially all of the assets of the company.

Under our arrangement with Mr. Kuchen, in the event of a sale, merger or change in control of the company, Mr. Kuchen will receive one-half of his annual salary and all of his unvested options would immediately vest. If Mr. Kuchen were subsequently terminated, Mr. Kuchen would receive one-half of his annual salary as severance.

Director Compensation Table

In the past, we have compensated our non-employee Directors with awards of options to purchase shares of our common stock at an exercise price equal to the closing trading price of our common stock on the Over-the-Counter Bulletin Board on the date of grant. In the past, we have not granted option awards to our non-employee Directors who are associated with Hormel Health Labs, LLC or Hormel Foods Corporation.

On February 16, 2007, the date of their election to the Board of Directors, each of Messrs. Mizel and Patricelli were granted options to purchase 10,000 shares of our common stock at an exercise price of $2.14 per share, the closing trading price of our stock on the OTC Bulletin Board on February 15, 2007, the date prior to the Board's approval. The options vest over one year beginning February 16, 2007. These options were granted pursuant to the terms and conditions of our 2000 Incentive Stock Option Plan.

Dr. Robert Portman, our Chairman of the Board, Chief Executive Officer, President and Chief Scientific Officer, and Stephen Kuchen, our Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary, receive no compensation for their services as Directors because they are employees of the company. The compensation received by Dr. Portman and Mr. Kuchen as employees of the company is shown in the Summary Compensation Table above.

The table below summarizes the compensation that we paid to non-employee Directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David I. Portman	—	—	$15,333(1)	—	—	—	$15,333
Michael Cahr	—	—	$15,333(1)	—	—	—	$15,333
Gary Jamison (2)	—	—	—	—	—	—	—
Robert Rowbal (3)	—	—	—	—	—	—	—

(1) The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) of awards of stock options and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note A[10] of our audited financial statements for the fiscal year ended December 31, 2006 included in Part II - Item 7. Financial Statements of the enclosed Annual Report on Form 10-KSB and in Note B[10] of our audited financial statements for the year ended December 31, 2005 included in our Annual Report on Form 10-KSB filed with the SEC on March 31, 2006. As of December 31, 2006, each Director had the following number of options outstanding: David I. Portman - 85,000; and Michael Cahr - 80,000.

(2) Mr. Jamison resigned as a director on September 12, 2006. Mr. Jamison was elected to our Board of Directors pursuant to the Amended and Restated Investor Rights Agreement between us and Hormel Health Labs, LLC as the holder of all of our outstanding Series A Preferred Stock. That agreement gave the holders of the Series A Preferred Stock the right to designate an individual to be nominated to our Board, provided that such designee would be considered an independent director. Mr. Jamison resigned from our Board in connection with a change in his area of responsibility within Hormel.

(3) Mr. Rowbal was elected as director on September 25, 2006 by our Board of Directors. Mr. Rowbal is Business Unit Controller for the Specialty Foods Group of Hormel Foods Corporation and was elected to our Board of Director at the suggestion of Hormel Health Labs. Mr. Rowbal was not elected pursuant to any arrangement or understanding. Previously, Hormel Health Labs had the right by agreement to designate an individual to be nominated to our Board of Directors. This right lapsed, however, when Hormel Health Labs converted its shares of our Series A Preferred Stock to common stock. Mr. Rowbal resigned on December 7, 2006.

TRANSACTIONS WITH RELATED PERSONS

During the last two fiscal years, we have not entered into any material transactions or series of transactions which, in the aggregate, would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest, nor are any such transactions presently proposed, except as follows:

 (a) On January 12, 2005, six of the directors then serving on our Board of Directors loaned us an aggregate amount of $60,000, which amount was intended to be a bridge loan pending financing. This amount was repaid with the proceeds of the sale of preferred stock described below.

 (b) On January 28, 2005, we entered into a Series A Preferred Stock Purchase Agreement and related agreements with Hormel Health Labs, LLC pursuant to which we issued and sold 90,909 shares of Series A Preferred Stock for an aggregate purchase price of $1,000,000 or $11.00 per share. The shares of Series A Preferred Stock issued to Hormel were convertible into an aggregate 909,091 shares of common stock, subject to adjustment. In connection with the Series A Stock Purchase Agreement, we entered into an Investors Rights Agreement with Hormel on the same date. Under the Investors Rights Agreement, we agreed, upon request by the holders of the Series A Preferred Stock, and subject to customary terms and conditions, to file a registration statement with the SEC registering for resale the shares of common stock issuable upon conversion of the Series A Preferred Stock. Under the Investors Rights Agreement, we also agreed to include the common stock issuable upon conversion of the Series A Preferred Stock in any other registration statement we filed with the SEC. As long as at least 50% of the original shares of the Series A Preferred Stock remained outstanding, the holders had the right to designate an individual to be nominated to our Board of Directors, provided that such designee would be considered an independent director under the Exchange Act. We later amended and restated the Investors Rights Agreement in connection with Hormel’s $500,000 loan to us in exchange for our secured convertible promissory note. See subsection (d) below. Also in connection with the Series A Preferred Stock Purchase Agreement, we entered into a Right of First Refusal and Co-Sale Agreement with Hormel and Dr. Robert Portman, the Chairman of our Board of Directors and Chief Executive Officer. Under this agreement, we and Hormel had the right of first refusal to purchase shares of our common stock, which were held by Dr. Portman and which he wished to sell, at the price and terms offered by a third party. In addition, if the right of first refusal was not exercised in connection with any sale by Dr. Portman, Hormel would have the right to require a portion of its shares to be included with Dr. Portman’s sale to a third party. Certain sales by Dr. Portman were exempt from these restrictions, including public sales by Dr. Portman pursuant to Rule 144. We terminated the Investors Rights Agreement and the Co-Sale Agreement in January 2007. See subsection (f) below.

 (c) On January 28, 2005, we entered into an Exclusive Custom Manufacturing Agreement with an affiliate of Hormel. The agreement provides for the exclusive manufacturing and processing of our powered sports drinks at fixed prices. The initial term of the agreement is one year. This was extended to two years in August 2005.

 (d) On August 24, 2005, we entered into a Securities Purchase Agreement with Hormel. Pursuant to the Securities Purchase Agreement, Hormel loaned us the principal amount of $500,000 in exchange for our secured convertible promissory note, which amount accrued interest at a rate of 8% per annum. The outstanding principal balance under the note and any accrued but unpaid interest thereon was due and payable on August 24, 2007 to the extent that Hormel had not exercised certain conversion rights under the note. On February 22, 2006, we repaid the principal and accrued interest on the note in full.

 (e) On February 22, 2006, we sold to Mott’s LLP the patents, trademarks, web sites and other intellectual property related to our ACCELERADE® and ENDUROX® sports nutrition product lines, and we entered into a license agreement with Mott’s that gives us the exclusive, royalty free right to continue to sell these products in powder, gel and pill form. In connection with these transactions, Dr. Robert Portman, our Chairman, CEO, President and Chief Scientific Officer, entered into a Consulting, License and Non-Competition Agreement for a period ending on the later of the second anniversary of launch of a product by Mott’s or February 22, 2009. Under the consulting agreement, Dr. Portman will consult with Mott’s with respect to research, development, enhancement, testing, marketing and sale of products related to the transferred intellectual property. Dr. Portman will not receive any compensation for these services, other than for personal appearances at certain speaking engagements and media opportunities. Dr. Portman is significantly limited in his ability to engage in the research, development, testing, marketing, sale or distribution of sports drinks, except with respect to our activities under the License Agreement or on behalf of Mott’s. Under the consulting agreement, Dr. Portman has licensed, for no additional compensation, the non-exclusive right to use his name, in connection with the packaging, marketing and sale of any products by Mott’s under the ACCELERADE and ENDUROX brands. In the license agreement between the company and Mott’s, we granted Mott’s similar rights to use the company’s name. The breach of certain covenants by Dr. Portman in the consulting agreement may give Mott’s the right to terminate the company’s rights under the license agreement or the royalty payments under the asset purchase agreement.

 (f) Effective January 5, 2007, we terminated the amended and restated Investors Rights Agreement that we initially entered in with Hormel on January 28, 2005. (See subsection (b) above.) The other party to this transaction was Diamond Crystal Sales, LLC, which acted in its capacity as successor to Hormel following Hormel’s merger with and into Diamond effective October 31, 2006. In addition, effective as of January 5, 2007, we, Diamond and Dr. Robert Portman, our Chief Executive Officer, President, Chief Scientific Officer and Chairman of the Board, terminated the Right of First Refusal and Co-Sale Agreement into which we, Hormel and Dr. Portman had previously entered on January 28, 2005. (See subsection (b) above.) The termination of the Investors Rights Agreement and the Co-Sale Agreement occurred in connection with Diamond’s sale of the 909,091 shares of our common shares previously held by Hormel in a private transaction to certain purchasers effective January 5, 2007. Hormel had acquired the 909,091 shares of our common stock upon its conversion of the 90,909 shares of our Series A Convertible Preferred Stock that it purchased pursuant to the Series A Preferred Stock Purchase Agreement. (See subsection (b) above.) Upon the closing of Diamond’s sale of the common stock, the Investor Rights Agreement and the Co-Sale Agreement, and all rights, duties, obligations and liabilities of the parties under the agreements, terminated. This included termination of any liability for breach or non-fulfillment of either agreement prior to the sale of the common stock. The purchasers of the shares of common stock sold by Diamond included Dr. Robert Portman, David Portman and Michael Cahr, each of whom purchased 100,000 shares at $0.95 per share. Messrs. David Portman and Michael Cahr are Directors of the Company. The purchasers also included the Aquifer Opportunity Fund of which Adam Mizel, a new Director, is the Managing Principal. At the time of the transaction, Mr. Mizel was not yet one of our Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors and executive officers, and any persons who own more than ten percent of our common stock, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports that they file. To our knowledge, based upon our review of these reports, all Section 16 reports required to be filed by our directors, executive officers and beneficial owners during the fiscal year ended December 31, 2006 were filed on a timely basis.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

Weiser LLP (“Weiser”) served as our independent auditors for the audit of our financial statements for the fiscal year ended December 31, 2006. The Audit Committee has appointed Weiser as our independent auditors for the fiscal year ending December 31, 2007.

A proposal to ratify that appointment will be presented at the Annual Meeting. If the stockholders do not ratify the appointment of Weiser, the Audit Committee is not obligated to appoint other auditors but will give consideration to such unfavorable vote.

Representatives of Weiser are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders. We do not anticipate that representatives of Eisner will be present at the Annual Meeting.

The Board of Directors and Management recommend that you vote FOR ratification of the appointment of Weiser LLP as our independent auditors for the fiscal year ending December 31, 2007. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards.

Changes in Independent Public Accountants

On June 17, 2005, Eisner, LLP resigned as our auditors. Effective June 28, 2005, we engaged Weiser to serve as the independent public accountants to audit our financial statements for the fiscal year ending December 31, 2005.

Eisner's reports on our financial statements for the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles, except that Eisner's report on our financial statements for the fiscal year ended December 31, 2004 did contain an explanatory paragraph regarding its substantial doubt as to our ability to continue as a going concern, and the lack of any adjustments to the financial statements that might result from that circumstance.

During our two fiscal years ended December 31, 2003 and 2004 and the interim period through June 17, 2005, we had no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Eisner's satisfaction, would have caused Eisner to make reference to the subject matter of the disagreement in connection with its report. During the two fiscal year ended December 31, 2003 and 2004, and the interim period through June 17, 2005, Eisner did not advise us of any of the matters specified in Item 304(a)(1)(B) of Regulation S-B.

During the fiscal years ended December 31, 2003 and 2004, and the interim period through June 28, 2005, we had no consultations with Weiser concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on our financial statements as to which we received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-B.

The appointment of Weiser as independent public accountants replacing Eisner was approved by our Board of Directors and the Audit Committee of our Board of Directors.

Fees Paid to Auditors

Eisner served as our independent auditors for the year ended December 31, 2004 and through June 17, 2005. Weiser served as our independent auditors for the balance of fiscal year ended December 31, 2005 and for the entire fiscal year ended December 31, 2006. We have been billed the fees set forth below in connection with services rendered by the independent auditors to us:

Fee Category	Fiscal 2006		Fiscal 2005

Audit Fees¹		$109,575		$85,062
Audit-Related Fees[2]	$	- 0 -	$	- 0 -
Tax Fees[3]		$6,500		$7,000
All Other Fees[4]		$16,500		$6,000
TOTAL		$132,575		$98,062
¹Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of our documents filed with the SEC.

2Audit-related fees consisted of fees for assurance and related services, including primarily employee benefit plan audits, due diligence related to acquisitions, accounting consultations in connection with acquisitions, consultation concerning financial accounting and reporting standards and consultation concerning matters related to Section 404 of the Sarbanes Oxley Act of 2002.

3Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

4Other fees consisted of prior auditors consents in conjunction with 1933 Act filings.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee's policy is to pre-approve all audit services and all non-audit services that our independent auditor is permitted to perform for us under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

The pre-approval policy was implemented effective as of March 16, 2004. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance its normal functions.

OTHER INFORMATION

Annual Report

We delivered copies of our Annual Report for the year ended December 31, 2006 with this Proxy Statement. Stockholders are referred to the report for financial and other information about us, but the report is not incorporated into this Proxy Statement and is not a part of the proxy soliciting material. Stockholders may obtain a copy of the full Annual Report to Stockholders and/or our annual report to the SEC on Form 10-KSB, without charge, by writing to the Secretary of the Company at 100 Matawan Road, Suite 420, Matawan, New Jersey, 07747-3913.

Other Matters

We are not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

Stockholder Proposals for 2008 Annual Meeting

Any proposal by a stockholder intended to be presented at the 2008 Annual Meeting of stockholders must be received by the Company at the Company’s principal executive offices, 100 Matawan Road, Matawan, NJ 07747-3913, Attention: Secretary, no later than January 9, 2008 in order to be included in the proxy materials and form of proxy relating to the 2008 Annual Meeting. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials.

For business to be properly brought before the 2008 Annual Meeting by a stockholder in a form other than a stockholder proposal, any stockholder who wishes to bring such business before the 2008 Annual Meeting of stockholders must give notice of such business in writing to our Secretary at the address stated in the previous paragraph, not less than 60 nor more than 90 days prior to the 2008 Annual Meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by our Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to our principal executive offices, 100 Matawan Road, Matawan, NJ 07747-3913, Attention: Secretary.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Stephen P. Kuchen
Dated: May 7, 2007	Stephen P. Kuchen, Secretary

PACIFICHEALTH LABORATORIES, INC.

I.  100 MATAWAN ROAD, SUITE 420

MATAWAN, NJ 07747
PROXY - Annual Meeting of Shareholders - Wednesday, June 6, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Robert Portman and Stephen P. Kuchen, or either of them, proxy, with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the Common Shares of PacificHealth Laboratories, Inc. held of record by the undersigned on May 4, 2007 at the Annual Meeting of Shareholders to be held on Wednesday, June 6, 2007 or at any adjournment thereof.

 1. ELECTION OF DIRECTORS.
☐	FOR all nominees listed	☐	WITHHOLD AUTHORITY to vote
	below (except as marked to		for all nominees listed below
the contrary below)

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
NOMINEE’S NAME IN THE LIST BELOW:

Robert Portman, Stephen P. Kuchen, David Portman, Michael Cahr, Adam Mizel, Marc Particelli

2. PROPOSAL TO RATIFY THE APPOINTMENT OF WEISER LLP AS THE INDEPENDENT PUBLIC
ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.
☐	FOR	☐	AGAINST	☐	ABSTAIN

3. In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

INSTRUCTIONS: TO WITHHOLD SUCH AUTHORITY, CHECK THE FOLLOWING BOX. ’

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR THE RATIFICATION OF WEISER, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY; AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Date

Signature

Signature, if held jointly